Exhibit 10.7

RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of October 17, 2005, between AFFINION GROUP HOLDINGS, INC., a Delaware corporation, (the “Company”) and NATHANIEL J. LIPMAN (the “Purchaser”).

WHEREAS, pursuant to the Purchase Agreement made and entered into as of the 26th day of July, 2005, by and among Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), the Company (f/k/a Affinity Acquisition Holdings, Inc.) and Cendant Corporation, the Company will acquire all of the equity interests in Cendant Marketing Group, LLC (formerly Cendant Membership Services Holdings LLC) and Cendant International Holdings Limited (the “Transaction”);

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) will grant to the Purchaser, effective as of the date the Transaction closes (the “Grant Date”), under the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) a number of shares of Common Stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, Affinion Group, Inc. and the Purchaser have executed an Employment Agreement of even date herewith;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Purchaser upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

Section 2. Grant. Subject to the terms of this Agreement, the Company hereby grants to the Purchaser a Stock Award with respect to an aggregate of 50,000 restricted shares of Common Stock of the Company (subject to adjustment as provided in Article VII of the Plan) (the “Restricted Shares”) at a purchase price of $0.01 per share (the “Purchase Price”). The Purchaser agrees to promptly pay to the Company, in accordance with Section 6.2 of the Plan, the amount of the aggregate Purchase Price for the Restricted Shares.

Section 3. Vesting. The Restricted Shares shall vest, and the restrictions imposed on the Restricted Shares pursuant to this Section 3 shall lapse, on the fifth anniversary of the Grant Date, provided that the Purchaser has not previously incurred a Termination of Relationship. The Restricted Shares shall accelerate and vest in full upon a Sale of the Company, provided the Purchase has not incurred a Termination of Relationship before such time. Prior to vesting, the Restricted Shares, any interest therein, amount payable in respect thereof, and any Restricted

Property (as defined in Section 19), may not be sold or transferred by the Purchaser. After vesting, the Restricted Shares shall have the same attributes as other Shares, as set forth in the Management Investor Rights Agreement. Restricted Shares are subject to repurchase as set forth in the Management Investor Rights Agreement; provided, however, that Restricted Shares that have not yet vested shall be subject to repurchase at the “Purchase Price” as defined in Section 6.2 of the Plan rather than as defined in the Management Investor Rights Agreement.

Section 4. Purchaser’s Service. Nothing in this Agreement or in the Option shall confer upon the Purchaser any right to continue as an employee of, or other service provider to, the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates, as the case may be, in its sole discretion, to terminate the Purchaser’s employment or service relationship or to increase or decrease the Purchaser’s compensation at any time.

Section 5. Securities Law Representations. The Purchaser acknowledges that the Option and the Restricted Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Purchaser, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Purchaser is acquiring the Restricted Shares solely for the Purchaser’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Shares. The Purchaser has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to purchase the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Purchaser has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

•	The Purchaser is aware that the Restricted Shares may be of no practical value, that any value they may have depends on their vesting, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Purchaser understands that the Restricted Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Purchaser acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Purchaser has read and understands the restrictions, limitations and Company rights set forth in the Management Investor Rights Agreement, the Plan and this Agreement that will be imposed on the Restricted Shares (including those restrictions and limitations which will continue after the shares have vested). The Purchaser acknowledges that to the extent the Purchaser is not a party to the Management Investor Rights Agreement at the time that the Purchaser purchases the Restricted Shares, such purchase shall be treated for all purposes as effecting the Purchaser’s simultaneous execution of the Management Investor Rights Agreement and the Purchaser shall be bound thereby.

•	The Purchaser has not relied upon any oral representation made to the Purchaser relating to the Restricted Shares or upon information presented in any promotional meeting or material relating to the Restricted Shares.

•	The Purchaser understands and acknowledges that (a) any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws or the Management Investor Rights Agreement, and (b) except as otherwise provided under the Management Investor Rights Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

Section 6. Designation of Beneficiary. The Purchaser may appoint any individual or legal entity in writing as his beneficiary to receive any Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Purchaser’s death or becomes subject to a Disability. The Purchaser may revoke his designation of a beneficiary at any time and a new beneficiary appointed in writing. To be effective, the Purchaser must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 10 of this Agreement before the date of the Purchaser’s death. In the absence of a beneficiary designation, the legal representative of the Purchaser’s estate shall be deemed the beneficiary.

Section 7. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Affinion Group Holdings, Inc.

c/o Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

With a copy to (which copy will not constitute notice):

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061 Attention: Adam K. Weinstein, Esq.

If to the Purchaser, to the Purchaser at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 9. Purchaser’s Undertaking. The Purchaser hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Purchaser pursuant to the express provisions of this Agreement and the Plan.

Section 10. Modification of Rights. The rights of the Purchaser are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Purchaser’s rights under this Agreement and the Plan may not be materially impaired without the Purchaser’s prior written consent.

Section 11. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE

OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 12. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 13. Entire Agreement. This Agreement, the Plan, and the other writings referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 14. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 16. Dividend and Voting Rights. After the Grant Date, the Purchaser shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such Shares are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that are repurchased by the Company.

Section 17. Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Code or other event with respect to the Restricted Shares. The Company’s obligation to deliver the Restricted Shares or any certificates evidencing the Restricted Shares (or to make a book entry or other electronic notation indicating ownership of the Restricted Shares), or otherwise remove the restrictive notations or legends on such shares or certificates that refer to nontransferability as set forth in Section 3 of this Agreement, is subject to the condition precedent that the Purchaser either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Administrator under, or as may otherwise be permitted under, Article VII of the Plan.

Section 18. Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Purchaser shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Purchaser, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Purchaser’s attorney(s)-in-fact to (1) effect any transfer to the Company (or other purchaser, as the case may be) of the Restricted Shares acquired pursuant to this Agreement (including any related Restricted Property) that are repurchased by the Company (or other permitted purchaser), and (2) execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

Section 19. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.3.1 of the Plan, the Committee may, to such extent (if any) it deems appropriate and equitable in the circumstances, make adjustments in the number and kind of securities that may become vested under the Award. If any adjustment is made to the Restricted Shares pursuant to Section 7.3.1 of the Plan, the restrictions applicable to the Restricted Shares will continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Shares” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Robert G. Rooney
Name:	Robert G. Rooney
Title:	Executive Vice President

PURCHASER

See attached signature page

PURCHASER

/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman

Residence Address:

Number of Restricted Shares:	50,000

Purchase Price per Share:	$0.01

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of                                     , the Individual hereby sells, assigns and transfers to the Company, an aggregate of              shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                      to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                                                 as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated                     ,

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Individual.)